Exhibit 99.2

CONTACT:	Corporate Communications
404-715-2554
news archive at news.delta.com

Investor Relations
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Delta Reports Financial and Operating Performance for June 2016

ATLANTA, July 5, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for June 2016.

Consolidated passenger unit revenue (PRASM) for the month of June declined 5.0% year over year due to close-in domestic yield weakness and continued pressures from foreign exchange.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
June consolidated PRASM change year over year	(5.0)%
June mainline completion factor	99.98%
June on-time performance (preliminary DOT A14)	83.4%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 337 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Jun 2016	Jun 2015	Change		Jun 2016	Jun 2015	Change

RPMs (000):
Domestic	11,983,554	11,553,789	3.7%		63,844,837	60,849,293	4.9%
Delta Mainline	10,127,650	9,723,538	4.2%		53,638,780	50,669,520	5.9%
Regional	1,855,904	1,830,251	1.4%		10,206,057	10,179,773	0.3%
International	8,272,506	8,097,176	2.2%		40,284,165	40,126,535	0.4%
Latin America	1,666,645	1,588,939	4.9%		10,636,997	9,997,237	6.4%
Delta Mainline	1,619,236	1,560,289	3.8%		10,341,549	9,809,257	5.4%
Regional	47,410	28,650	65.5%		295,447	187,980	57.2%
Atlantic	4,486,822	4,389,501	2.2%		18,232,696	18,338,364	(0.6%)
Pacific	2,119,038	2,118,736	0.0%		11,414,472	11,790,934	(3.2%)
Total System	20,256,060	19,650,965	3.1%		104,129,002	100,975,828	3.1%

ASMs (000):
Domestic	13,695,185	12,998,491	5.4%		75,324,651	71,297,143	5.6%
Delta Mainline	11,445,643	10,838,403	5.6%		62,458,916	58,522,493	6.7%
Regional	2,249,542	2,160,088	4.1%		12,865,735	12,774,650	0.7%
International	9,410,194	9,315,953	1.0%		48,792,961	49,236,808	(0.9%)
Latin America	1,896,035	1,903,236	(0.4%)		12,726,911	12,252,651	3.9%
Delta Mainline	1,840,145	1,867,984	(1.5%)		12,354,958	12,005,552	2.9%
Regional	55,890	35,252	58.5%		371,953	247,099	50.5%
Atlantic	5,194,907	5,049,407	2.9%		22,987,179	23,044,022	(0.2%)
Pacific	2,319,252	2,363,310	(1.9%)		13,078,870	13,940,135	(6.2%)
Total System	23,105,379	22,314,444	3.5%		124,117,612	120,533,951	3.0%

Load Factor:
Domestic	87.5%	88.9%	(1.4)	pts	84.8%	85.3%	(0.5)	pts
Delta Mainline	88.5%	89.7%	(1.2)	pts	85.9%	86.6%	(0.7)	pts
Regional	82.5%	84.7%	(2.2)	pts	79.3%	79.7%	(0.4)	pts
International	87.9%	86.9%	1.0	pts	82.6%	81.5%	1.1	pts
Latin America	87.9%	83.5%	4.4	pts	83.6%	81.6%	2.0	pts
Delta Mainline	88.0%	83.5%	4.5	pts	83.7%	81.7%	2.0	pts
Regional	84.8%	81.3%	3.5	pts	79.4%	76.1%	3.3	pts
Atlantic	86.4%	86.9%	(0.5)	pts	79.3%	79.6%	(0.3)	pts
Pacific	91.4%	89.7%	1.7	pts	87.3%	84.6%	2.7	pts
Total System	87.7%	88.1%	(0.4)	pts	83.9%	83.8%	0.1	pts

Mainline Completion Factor:	100.0%	99.7%	0.3	pts

Passengers Boarded:	16,773,042	16,307,294	2.9%		90,263,259	86,651,319	4.2%

Cargo Ton Miles (000):	171,862	185,315	(7.3%)		970,081	1,092,837	(11.2%)

a Results include flights operated under contract carrier arrangements

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